UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South Hamilton, Ontario, Canada, L8P 0A6 (Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Fusion Pharmaceuticals Inc. (the “Company”) held its annual meeting of shareholders on June 4, 2021 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted in the following manner with respect to the following proposals:

1.	The election of Directors, each to serve until the 2022 annual meeting of shareholders. The final voting results were as follows:

Nominee	For	Against	Abstain
Donald Bergstrom, M.D., Ph.D.	19,607,771	0	9,418
Pablo Cagnoni, M.D.	19,604,489	0	12,700
Johan Christenson, Ph.D.	19,607,771	0	9,418
Barbara Duncan	17,243,747	0	2,373,442
Steve Gannon	19,607,711	0	9,478
Philina Lee, Ph.D.	19,607,672	0	9,517
Chau Khuong	19,607,771	0	9,418
Heather Preston, M.D.	19,568,069	0	49,120
John Valliant, Ph.D.	19,607,771	0	9,418

2.

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2021 was approved as follows:

For:	23,761,138
Against:	7,085
Abstain:	1,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: June 7, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer